Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ACCELERATED ACQUISITIONS X, INC.", CHANGING ITS NAME FROM "ACCELERATED ACQUISITIONS X, INC." TO "VIROLAB INC.", FILED IN THIS OFFICE ON THE FIFTH DAY OF APRIL, A.D. 2011, AT 4:46 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

4819224 8100

110381799

AUTHENTICATION: 8673963

DATE: 04-05-11

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:46 PM 04/05/2011
FILED 04:46 PM 04/05/2011
SRV 110381799 - 4819224 FILE

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

ACCELERATED ACQUISITIONS X, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is ACCELERATED ACQUISITIONS X, INC.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article **FIRST** thereof and by substituting in lieu of said Article the following new Article:

FIRST: The name of the corporation (hereinafter called the "corporation")is VIROLAB INC.

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed on: April 5, 2011

/s/ TIMOTHY NEHER
TIMOTHY NEHER
PRESIDENT

Name Reservation Status

Please print this page for your records

Reservation No.	Entity Name	Entity Type	Cost	Status	Expiration Date (mm/dd/yyyy)
4948500	VIROLAB INC.	CORPORATION	**75.00**	RESERVED	07/01/2011

SRV Number - 110258537
Payment Type - Credit Card
Card Number - ************2490
Card Type - DI
Credit Card Reference Number - 030311151622182
Amount Charged - $75.00

Note: You must print this page before logging out or performing a new reservation. If you do not print now this information will be lost and unavailable for future printing. Click on "Print Name Reservation Status" for printer friendly version of this page.

Order Details

Order Number	305985424
Print Receipt	
Customer Number	42206856
Login Name	42206856
Password Reminder	avp